Tango Therapeutics Reports Fourth Quarter and Full Year 2022 Financial Results

and Provides Business Highlights

– Fast Track Designation granted to TNG462, next-generation MTA-Cooperative PRMT5 inhibitor –

– Adam Crystal, M.D., Ph.D. appointed President of Research and Development –

BOSTON, Mass. – March 27, 2023 – Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, reported its financial results for the fourth quarter and full year ended December 31, 2022, and provided business highlights.

“2022 was an important year for Tango, as we made critical strides in advancing our programs. We advanced our pipeline of precision oncology programs with the addition of three synthetic lethal development candidates and most importantly, initiated the clinical trial of our lead program, TNG908. We also continued to buildout our executive team with the addition of Adam Crystal, M.D., Ph.D. as President of Research and Development,” said Barbara Weber, M.D., President and Chief Executive Officer of Tango Therapeutics. “We’ve continued the momentum in 2023 with IND clearance for TNG462, a next-generation MTA-cooperative PRMT5 inhibitor, and anticipated IND filings for TNG260, a CoREST inhibitor, and TNG348, a USP1 inhibitor, this year. We look forward to providing an update on dose escalation in the ongoing clinical trial of TNG908 focused on proof-of-mechanism in the second quarter.”

Recent Business Highlights

Pipeline Update

TNG908, an MTA-cooperative PRMT5 inhibitor

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Patients are actively being enrolled in the Phase 1/2 clinical trial. Based on a recent protocol amendment, glioblastoma (GBM) patients will be added to the ongoing trial.
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In the fourth quarter of 2022, the U.S. Food and Drug Administration (FDA) granted Orphan Drug Designation (ODD) to TNG908 for the treatment of malignant glioma (GBM).
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TNG908 is an MTA-cooperative inhibitor of PRMT5 that works selectively in cancer cells with MTAP deletion.
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MTAP deletions occur in approximately 10%-15% of all human cancers, including non-small cell lung cancer, mesothelioma, cholangiocarcinoma and GBM.

TNG462, a next-generation MTA-cooperative PRMT5 inhibitor

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The U.S. FDA has granted Fast Track Designation (FTD) to TNG462, a next-generation MTA-cooperative inhibitor of PRMT5 for the treatment of cancers with MTAP deletion. FTD is designed to facilitate the development and expedite the review of drugs to treat serious conditions and fulfill an unmet medical need, with the potential to allow drugs to reach more patients faster.
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In January 2023, the U.S. FDA cleared the Investigational New Drug (IND) application for TNG462. The Phase 1/2 trial, which will require all patients to have an MTAP deletion, will evaluate solid tumors, including but not limited to non-small cell lung cancer, mesothelioma and cholangiocarcinoma. Unlike TNG908, GBM patients will be excluded from the clinical trial as TNG462 does not cross the blood-brain barrier in preclinical studies.
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TNG462 has the same mechanism of action as TNG908 with enhanced potency and selectivity in MTAP-deleted cell line and patient-derived xenografts. In preclinical studies, TNG462 is 45X selective for MTAP-deletions (three-fold greater than TNG908) and 28X more potent than TNG908, which may translate into a wider therapeutic index and stronger target inhibition than TNG908.

TNG260, a first-in-class CoREST complex inhibitor

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TNG260 is a first-in-class inhibitor of the CoREST complex (Co-repressor of Repressor Element-1Silencing Transcription), for the treatment of STK11-mutant cancers, which reverses the immune evasion effect of STK11 loss-of-function mutations.
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The CoREST complex plays a major role in regulating the expression of immunomodulatory proteins in STK11-mutant cancers.
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Inhibition of the CoREST complex by TNG260 reverses anti-PD1 resistance driven by STK11 mutations in preclinical models. In syngeneic models with an STK11 mutation and an intact immune system, the combination of TNG260 with an anti-PD-1 antibody resulted in sustained complete tumor regressions and the induction of immune memory that prevented re-implantation of the same tumor xenograft.
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STK11 mutations occur in approximately 15% of non-small cell lung, 15% of cervical, 10% of carcinoma of unknown primary, 5% of breast and 3% of pancreatic cancers.

TNG348, a novel USP1 inhibitor

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TNG348 is an inhibitor of USP1 (ubiquitin-specific protease 1) being developed for the treatment of BRCA1, BRCA2-mutant and other HRD+ (homologous recombination deficient) cancers.
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TNG348 has single agent efficacy and combination benefit with PARP inhibitors in BRCA1, BRCA2-mutant and other HRD+ cell-line and patient derived xenografts, including those that are intrinsically resistant to PARP inhibition. These preclinical data demonstrate that TNG348 is synergistic with PARP inhibition across a panel of human ovarian and breast cancer cell lines, including both PARP inhibitor sensitive and resistant models.
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BRCA1/2 mutations are present in approximately 15% of ovarian, 10% of breast, 5% of endometrial and 5% of pancreatic cancers and additionally, BRCA wild-type HRD+ mutations are present in approximately 40% of ovarian, 15% of breast, 3% of prostate and 2% of pancreatic cancers.

Upcoming Milestones

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An update from the ongoing dose escalation trial for TNG908 focused on proof-of-mechanism is on track for the second quarter of 2023.
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The IND filing for TNG260 is on track for the first half of 2023.
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The initiation of the Phase 1/2 clinical trial for TNG462 is on track for mid-2023.
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The IND filing for TNG348 is on track for mid-2023.

Leadership Update

In February 2023, the Company strengthened its management team with the appointment of Adam Crystal, M.D., Ph.D. as President of Research and Development. In this executive leadership role, Dr. Crystal will oversee all phases of preclinical research, drug discovery and clinical development. Alan Huang, Ph.D., Chief Scientific Officer, and Ron Weitzman, M.D., Chief Medical Officer, will continue to lead the research and clinical development functions, respectively, as members of Dr. Crystal’s team.

Scientific Presentations

American Association for Cancer Research (AACR) 2023 Annual Meeting, April 14-19, 2023, Orlando, FL

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In March 2023, the Company announced upcoming presentations and accepted abstracts on its synthetic lethal pipeline at the AACR 2023 Annual Meeting. The presentations will highlight the efficacy of TNG908 in preclinical glioblastoma models and the discovery and mechanism of action of TNG260.

Financial Results

As of December 31, 2022, the Company held $366.1 million in cash, cash equivalents and marketable securities, which the Company believes to be sufficient to fund operations into 2025.

Collaboration revenue was $6.4 million for the three months ended December 31, 2022, compared to $5.7 million for the same period in 2021, and $24.9 million for the twelve months ended December 31, 2022 compared to $26.0 million for the same period in 2021. The year-to-date decrease was due to lower research costs incurred under the Gilead collaboration during the twelve months ended December 31, 2022 resulting in lower collaboration revenue recognized.

There was no license revenue for the three and twelve months ended December 31, 2022, compared to $0.0 and $11.0 million for the three and twelve months ended December 31, 2021, respectively. The $11.0 million of license revenue recognized during the twelve months ended December 31, 2021 is the direct result of Gilead licensing a program for $11.0 million during the second quarter of 2021.

Research and development expenses were $29.1 million for the three months ended December 31, 2022, compared to $21.6 million for the same period in 2021, and $105.9 million for the twelve months ended December 31, 2022 compared to $77.6 million for the same period in 2021. The change is primarily due to increased spend relating to the advancement of our programs and personnel-related costs.

General and administrative expenses were $7.9 million for the three months ended December 31, 2022, compared to $6.1 million for the same period in 2021, and $30.0 million for the twelve months ended December 31, 2022 compared to $17.6 million for the same period in 2021. The change was primarily due to increases in personnel-related costs.

Net loss for the three months ended December 31, 2022 was $29.1 million, or $0.33 per share, compared to a net loss of $22.0 million, or $0.25 per share, in the same period in 2021. Net loss for the twelve months ended December 31, 2022 was $108.2 million, or $1.23 per share, compared to a net loss of $58.2 million, or $0.94 per share, in the same period in 2021.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. This includes expanding the universe of precision oncology targets into novel areas such as tumor suppressor gene loss and their contribution to the ability of cancer cells to evade immune cell killing. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, statements concerning the following include or constitute forward-looking statements: the Company believes its cash, cash equivalents and marketable securities are sufficient to fund operations into 2025; the Company expects to file INDs for TNG260 and TNG348 shortly (targeting the first half of 2023 and mid-2023, respectively); the Company expects to provide an update on the dose escalation component of the TNG908 clinical trial in the second quarter of this year, which is anticipated to focus on proof-of-mechanism for our MTA-cooperative PRMT5 inhibitor; patients are actively being enrolled in the TNG908 Phase 1/2 clinical trial; glioblastoma (GBM) patients will be added to the ongoing TNG908 clinical trial; Fast Track Designation has the potential to allow drugs to reach more patients faster; TNG462’s drug properties may translate into a wider therapeutic index and stronger target inhibition than TNG908; the initiation of the Phase 1/2 clinical trial for TNG462 is on track for mid-2023; the potential of the Company’s proprietary discovery platform to identify synthetic lethal targets for future development; the potential of the Company’s PRMT5 therapies to address the high unmet need in MTAP-deleted cancers; the indications expected to be included in Company clinical trials; the potential applicability of synthetic lethal drugs targeting across a range of cancer types; the expected benefits of the Company's development candidates and other product candidates; and the expected timing of: (i) development candidate declaration for certain targets, (ii) initiating IND-enabling studies; (iii) filing INDs; (iv) clinical trial initiation and (v) disclosing initial and final clinical trial results. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Tango has limited experience conducting clinical trials (and will rely on a third party to operate its clinical trials) and may not be able to commence the clinical trial (including opening clinical trial sites and enrolling and dosing an adequate number of clinical trial participants) when expected and may not generate results (including final or initial safety, efficacy data and proof-of-mechanism) in the anticipated timeframe (or at all); benefits of product candidates seen in preclinical analyses may not be evident when tested in clinical trials or when used in broader patient populations (if approved for commercial sale); the benefits of Tango pipeline products, development candidates and potential combination therapies that are seen in pre-clinical experiments may not be present in clinical trials or in use commercially or may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company’s proprietary discovery platform is novel and may not identify any synthetic lethal targets for future development; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; Tango will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts; we may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond Tango’s control; the Company may not be able to realize the benefits of fast track designation (and such designation may not advance any anticipated approval timelines); Tango’s approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predict the time, cost of development, and likelihood of successfully developing any products; Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; our products candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on third parties for conducting clinical trials and producing drug product; our ability to obtain and maintain patent and other intellectual property protection for our technology and product candidates or the scope of intellectual property protection obtained is not sufficiently broad; and delays and other impacts on product development and clinical trials from the COVID-19 pandemic. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the SEC, including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investor Contact:

Sam Martin/Andrew Vulis
Argot Partners
tango@argotpartners.com

Media Contact:

Amanda Galgay
SVP, Corporate Communications, Tango Therapeutics
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total revenue	6,411	5,716	24,860	37,042
Operating expenses:
Research and development	29,091	21,634	105,906	77,636
General and administrative	7,887	6,066	30,025	17,596
Total operating expenses	36,978	27,700	135,931	95,232
Loss from operations	(30,567)	(21,984)	(111,071)	(58,190)
Other income, net	1,558	115	2,949	247
Loss before income taxes	(29,009)	(21,869)	(108,122)	(57,943)
Provision for income taxes	(51)	(177)	(54)	(292)
Net loss	$(29,060)	$(22,046)	$(108,176)	$(58,235)

Net loss per common share – basic and diluted	$(0.33)	$(0.25)	$(1.23)	$(0.94)
Weighted average number of common shares outstanding – basic and diluted	87,971,485	87,567,676	87,820,037	62,108,032

Consolidated Balance Sheets

(In thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$59,968	$142,745
Marketable securities	306,165	342,510
Accounts receivable	2,000	2,000
Restricted cash	567	567
Prepaid expenses and other current assets	6,572	4,516
Total current assets	375,272	492,338
Property and equipment, net	10,884	4,832
Operating lease right-of-use assets	46,886	1,254
Restricted cash, net of current portion	3,423	1,712
Other assets	5	19
Total assets	$436,470	$500,155
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,453	$3,226
Accrued expenses and other current liabilities	17,495	9,887
Operating lease liabilities	1,770	1,503
Deferred revenue	31,792	26,022
Income tax payable	35	52
Total current liabilities	55,545	40,690
Operating lease liabilities, net of current portion	39,361	—
Deferred revenue, net of current portion	92,088	114,718
Total liabilities	186,994	155,408
Total stockholders’ equity	249,476	344,747
Total liabilities and stockholders’ equity	$436,470	$500,155